Exhibit 99.1

SALT Token Notice and Claim Form

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the “SEC Order”), Salt Blockchain Inc. (the “Company”) is notifying all persons and entities that purchased SALT Tokens from the Company before and including December 31, 2019 (the “SALT Token ICO” or “ICO”) of their potential claims under Section 12(a) of the Securities Act. These potential claims include the right, upon returning the SALT Tokens, to recover the amount you originally paid for the SALT Tokens plus interest, or, in the event you sold the SALT Tokens at a loss, the amount you lost plus interest. All claims will be valued and paid in U.S. Dollars, based upon the listed price of the SALT Tokens at the time of purchase, regardless of the form of payment.

For the avoidance of doubt, only persons and entities that purchased SALT Tokens from the Company as part of the SALT Token ICO will be receiving the attached SALT Token Claim Form with unique login credentials for purposes of submitting a claim. Persons or entities that did not purchase SALT Tokens from the Company as part of the SALT Token ICO, including persons or entities that purchased SALT Tokens from third-parties directly, through an exchange, or otherwise, are NOT entitled to submit a claim or receive a recovery.

The Company is establishing a process by which we will pay the amount due under Section 12(a) of the Securities Act to any person or entity that purchased SALT Tokens from us during the SALT Token ICO.

If you purchased SALT Tokens in the SALT Token ICO and determine to proceed with our claims process:

●	Complete the SALT Token Claim Form below and submit the required supporting documentation.

●

In the event you are able to establish that you currently hold the SALT Tokens that you purchased from the Company in the SALT Token ICO and upon the Company’s instruction, tender such SALT Tokens to the Company, and you will receive the amount, in U.S. Dollars, you paid for such SALT Tokens, plus interest from the date of purchase. Please note that you must await the Company’s instruction before tendering your SALT Token—which instruction will come after the Company and its professionals complete the analysis of your Claim and determine it to be valid.

●

In the event you are able to establish that you sold the SALT Tokens that you purchased from the Company in the SALT Token ICO at a loss, you will receive the amount, in U.S. Dollars, of your net loss from selling the SALT Tokens (the amount you paid for the SALT Tokens minus the amount you received when selling them), plus interest from the date of sale(s). Please note that not every sale of SALT Tokens purchased in the SALT Token ICO gives rise to a valid claim—only sales of SALT Tokens at a loss can give rise to a valid claim.

If you are alleging a loss based upon your selling of SALT Tokens, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(B) of the Claim Form, the supporting documentation requested in Section 5 of the SALT Token Claim Form, or any other information that might be requested by the Company) that you sold the SALT Tokens at a loss.

1

If you are making a claim based upon your holding of the SALT Tokens from purchase in the ICO, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(A) of the SALT Token Claim Form, the supporting documentation requested in Section 5 of the SALT Token Claim Form, or any other information that might be requested by the Company) that the SALT Tokens you tender in accordance with Section 6 of the SALT Token Claim Form are the same SALT Tokens you purchased in the ICO. This would exclude any SALT Tokens you purchased in a secondary market.

Please be advised that any claim made pursuant to this process may have income tax and/or capital gains tax implications. The Company cannot provide tax advice and encourages claimants to consult appropriate tax and accounting advisors.

Salt Blockchain Inc. has registered the SALT tokens as a class of securities under Section 12(g) of the Securities Exchange Act of 1934. To access the U.S. Securities and Exchange Commission’s EDGAR database and review the Company’s filings, please visit www.sec.gov.

The SEC Order requires the Company to obtain – and provide to the SEC – a monthly report of the claims received and the claims paid under our claims process, including (a) identifying information about each claimant; (b) the amount of each claim; (c) the resolution of each claim, including the amount of each payment; (d) identification of all claims not paid and the reasons for all non-payment of claims; and (e) a list of all complaints received and how the Company addressed each complaint. The Company will also provide the SEC with any related additional information or documentation reasonably requested by the SEC, such as documentation submitted by the Claimant and documentation supporting the Company's decision regarding the claim. In response to any objections by the SEC to the Company's handling of one or more claims, the Company will reconsider its decision(s) in light of the objection and will provide a written explanation to the SEC of its decision following reconsideration. Therefore, by submitting your SALT Token Claim Form and/or any documentation in connection therewith, you are providing your consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

Pursuant to the SEC Order, this notice also advises you that you have the right to sue “to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if [the purchaser] no longer owns the security.”

The claims period will expire on [DATE] (the “Expiration Date”). To be eligible to receive a recovery, you must complete and submit a valid SALT Token Claim Form and all required supporting documentation (i) electronically via the online portal maintained by the Company’s Claims Agent, Prime Clerk LLC (“Prime Clerk” or the “Claims Agent” and the portal maintained thereby, the “E-Claim Form Portal”) or via mail, overnight courier, or hand delivery to the Claims Agent at the following address:

SALT Token Claim Form Processing

c/o Prime Clerk

One Grand Central Place

60 East 42nd Street

Suite 1440

New York, NY 10165

Please note that for your SALT Token Claim Form to be considered valid, you must submit it by one of the aforementioned methods so that it is actually received by the Claims Agent on or before the Expiration Date.

2

You will need to use your unique, log-in credential as well as the e-mail address you used to purchase your SALT Tokens to access the E-Claim Form Portal. Your unique, log-in credential for accessing the E-Claim Form Portal will be set forth in Section 1 of your SALT Token Claim Form.
To access the E-Claim Form Portal, you will need to follow the instructions set forth in Section 1 or contact Prime Clerk at SALTOffer@primeclerk.com.

If you would like to coordinate hand delivery of your SALT Token Claim Form, please send an email to SALTOffer@primeclerk.com and provide the anticipated date and time of your delivery.

Holders who submit a SALT Token Claim Form via the E-Claim Form Portal should NOT also submit a hard copy of the SALT Token Claim Form.

Upon submission of your SALT Token Claim Form, Prime Clerk will assign you a “Claim Form ID #”. Please include such Claim Form ID # in the subject line of any e-mail you send to Prime Clerk with supporting documentation, a question, or otherwise.

If you have any questions regarding this SALT Token Claim Form or the process for submitting your claim, please contact Prime Clerk at SALTOffer@primeclerk.com or [PHONE NUMBER].

3

SALT Token Claim Form

Please note that you will be permitted to submit your Salt Token Claim Form electronically (i) via a dedicated, online portal (the “E-Claim Form Portal”) established and maintained by the Company’s agent, Prime Clerk LLC (“Prime Clerk” or the “Claims Agent”), or (ii) via hard copy. Such submission information, including directions for logging onto the E-Claim Form Portal and your corresponding log-in information will be found below. As further described below, logging-in to the E-Claim Form Portal involves a two-step authentication process.

Please further note that by submitting this Salt Token Claim Form and/or any documentation in connection therewith, you are providing your consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

Finally, please further note, that upon submission of your Salt Token Claim Form, Prime Clerk will assign you a “Claim Form ID #”. Please include such Claim Form ID # in the subject line of any e-mail you send to Prime Clerk with supporting documentation, a question, or otherwise.

Section 1: Instructions for Logging onto the E-Claim Form Portal

You are encouraged to access and submit a completed SALT Token Claim Form and all required supporting documentation through the E-Claim Form Portal at https://cases.primeclerk.com/SALTOffer. Click on the “Submit Claim Form” section of the website and follow the instructions to submit your SALT Token Claim Form.

IMPORTANT NOTE: You will need to provide two (2) forms of information authentication to retrieve and submit your electronic SALT Token Claim Form: (i) your customized, unique SALT Token E-Claim Form ID Number provided below and (ii) the e-mail address you used to purchase the SALT Token(s) during the ICO. Without both pieces of information, you will not be able to access the E-Claim Form Portal.

Unique SALT Token E-Claim Form ID Number: [PRE-POPULATED BY PRIME CLERK]

The E-Claim Form Portal is the sole manner in which SALT Token Claim Forms will be accepted via electronic or online transmission. SALT Token Claim Forms submitted by facsimile, email or other means of electronic transmission (without the express permission of the Claims Agent) will not be counted.

Holders who submit a SALT Token Claim Form using the E-Claim Form Portal should NOT also submit a hard copy of the SALT Token Claim Form.

If you are unable to submit a SALT Token Claim Form via hard copy or through the E-Claim Form Portal or to obtain a Unique SALT Token E-Claim Form ID Number, please contact SALTOffer@primeclerk.com for further assistance

Section 2: Claimant Identifying Information

Below please find your name as it appears on file with the Company. Please provide the remainder of the information requested in this section including your physical address, e-mail address, telephone number, government identification type (i.e., drivers license, passport, etc.), and government identification number. If you fail to provide any of the information below, you risk your claim being denied for lack of adequate information.

The Company requires you to provide the e-mail address you used to purchase your SALT Token(s) as part of the ICO. If your e-mail address has changed or you prefer to use a different e-mail address going forward, please provide such current e-mail address below. The Company will use the e-mail on file with the Company (unless you provide a new, current e-mail address) to communicate with you regarding your claim.

1. First Name:	[PRE-POPULATED BY PRIME CLERK]

2. Last Name:	[PRE-POPULATED BY PRIME CLERK]

3. E-Mail Address Used to Purchase Token:	[TO BE COMPLETED BY CLAIMANT]

4. Current E-Mail Address:	[TO BE COMPLETED BY CLAIMANT]

(if different than e-mail address used to purchase Token)

5. Physical Address:	[TO BE COMPLETED BY CLAIMANT]

6. Physical Address (cont’d):	[TO BE COMPLETED BY CLAIMANT]

7. Physical Address (cont’d):	[TO BE COMPLETED BY CLAIMANT]

8. City:	[TO BE COMPLETED BY CLAIMANT]

9. State:	[TO BE COMPLETED BY CLAIMANT]

10. Postal Code:	[TO BE COMPLETED BY CLAIMANT]

11. Country:	[TO BE COMPLETED BY CLAIMANT]

12. Phone Number:	[TO BE COMPLETED BY CLAIMANT]

13. Government ID Type:	[TO BE COMPLETED BY CLAIMANT]

14. Government ID Number:	[TO BE COMPLETED BY CLAIMANT]

Section 3: Claimant SALT Token Purchase Information

According to its records, the Company understands that you have purchased one or more SALT Tokens directly from the Company as part of the ICO. The Company sets forth the applicable purchase information in the chart below.

According to the Company’s records:

3(A) Record of Purchases of SALT Tokens as part of ICO:

[I] Purchase ID / Transaction ID Associated with Purchase	[II] Date and Time of Purchase	[III] Type of Consideration Paid (Cash, Bitcoin, etc.)	[IV] Value of Consideration Paid (Expressed in U.S. Dollars)	[V] Number of SALT Tokens Purchased in Transaction
[PRE-POPULATED]	[PRE-POPULATED]	[PRE-POPULATED]	[PRE-POPULATED]	[PRE-POPULATED]

If you believe this information is incorrect, please contact [CONTACT]

If you continue to hold one or more of the SALT Tokens set forth in the chart above, please complete Section 3(B) below followed by Section 4(A).

If you sold one or more of the SALT Tokens set forth in the chart above at a loss, please complete Section 3(B) below followed by Section 4(B) and provide the requested supporting documentation.

Please note that if you continue to hold SALT Tokens you purchased in the ICO AND sold SALT Tokens you purchased in the ICO at a loss, you must complete BOTH Section 4(A) AND Section 4(B) below.

3(B) Certification of SALT Tokens Continually Held or Sold

Please check one or more boxes below that applies.

☐  I certify that I continue to hold one or more SALT Tokens referenced in the chart in Section 3(A) above. If you check this box, please complete Section 4A below for those SALT Tokens you continue to hold.

---- AND/OR -------

☐  I certify that I sold one or more SALT Tokens referenced in Section 3(A) above at a loss. If you check this box, please complete Section 4B below for those SALT Tokens you sold.

Please note that you may check both boxes above and may need to complete both Section 4(A) and Section 4(B) if you continue to hold certain SALT Tokens and sold other SALT Tokens at a loss.

Section 4: Information Pertaining to the Holding or Sale of SALT Tokens

This section requests information concerning the holding and/or sale or transfer of SALT Token(s). It is possible for you to have multiple holds and/or sales that might give rise to a recovery. For example, you may have purchased multiple SALT Tokens in one (1) transaction as part of the ICO and subsequently sold those Tokens at a loss through three (3) separate sale transactions, which would require that you provide information for all four (4) transactions. Similarly, you may have purchased multiple SALT Tokens in three (3) different transactions as part of the ICO and subsequently sold those Tokens at a loss in one (1) sale transaction, which would require that you provide information for all four (4) transactions. Finally, you may have purchased multiple SALT Tokens in one (1) transaction as part of the ICO and subsequently sold some of those Tokens at a loss and continue to hold some of those Tokens, which would require that you provide information for the hold and sales transaction.

If there are multiple transactions associated with your continued holding or sale of SALT Tokens and you prefer to populate this information in an excel spreadsheet, please visit https://cases.primeclerk.com/SALTOffer and click on the “Section 4: Claimant SALT Token Information – Excel Template” to access a file for populating the information requested below. Once complete, you may upload the excel spreadsheet as supporting documentation when submitting your SALT Token Claim Form through the online portal, which will be formatted with the following data fields:

4(A) SALT Tokens Still Held

[IV]

Number of SALT Tokens Purchased in one of the Transactions Set Forth in

Section 3A Above Still Currently Held

(The number below excludes any SALT Tokens you purchased and sold or otherwise transferred.

Please provide such sale information in Section 4(B) below.)

[V] Address Where SALT Tokens Purchased in Transaction Are Currently Held
[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]

[There will be an ability to add additional rows of transaction data when input on the website.]

4(B). SALT Token Sold at a Loss

[I[ Number of SALT Tokens Sold at a Loss	[II] Platform where SALT Tokens were Sold at a Loss	[III] Date of Sale	[IV] Price per SALT Token Sold at a Loss (factoring in conversion to USD ($))	[V] Total Value of Sale of SALT Tokens	[VI] Purchase ID / Transaction ID	[VII] Address(es) or Service Where SALT Tokens Were Sold at a Loss
[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]	[TO BE COMPLETED BY CLAIMANT]

[There will be an ability to add additional rows of transaction data when input on the website.]

Section 5: Supporting Documentation That Must Be Submitted

The Claimant must submit documentation establishing that the Claimant is the original purchaser of SALT Tokens in the ICO and that the Claimant either (i) continues to hold the purchased SALT Tokens or (ii) sold SALT Tokens at a loss. Such documentation must include the documentation set forth below. The SEC Settlement entitles the Company to ‘require that a claimant submit additional documentation supporting that the claimant is entitled to receive payment’; therefore, it is within the discretion of the Company to request additional data or information to confirm your entitlement to receive payment. To the extent you cannot (or do not) provide the information and/or transaction data that would permit the Company (in the Company’s discretion) to confirm that you have either held or sold SALT Tokens at a loss, which you initially purchased through the ICO, your claim will be denied and you will receive no recovery from the Company.

If you are submitting your SALT Token Claim Form through the E-Claim Form Portal, please upload the below items as supporting documentation with your submission:

1.	Copy of government-issued photo identification referenced in Section 2.

2.

If Claimant transferred the purchased SALT Tokens through the Company website platform and/or if Claimant holds SALT Tokens today in a wallet different from the wallet into which SALT Tokens were deposited in the ICO, evidence establishing that Claimant is the owner of the wallet in which SALT Tokens are held today as well as any other wallet(s) in which those SALT Tokens were held prior to being deposited in the current wallet and information (e.g., transaction records) sufficient to identify each transfer of SALT Tokens between wallets.

3.

To the extent eligible SALT Tokens were ever held in an “exchange wallet”, verifiable transaction records demonstrating transfers of SALT Tokens into and out of that wallet as well as transfers of SALT Tokens on the exchange itself. By submitting this SALT Token Claim Form, you are giving consent to the Company and the Claims Agent to contact the applicable cryptocurrency exchange in order to verify the accuracy of the transaction records provided. Company may request additional documentation (including read-only API keys) to establish the relevant transactions.

4.

For claims involving SALT Tokens in a Claimant’s possession, and that were never sold, information sufficient to show that the SALT Tokens currently held are the same SALT Tokens purchased during the ICO.

5.

If Claimant sold SALT Tokens at a loss, all documents establishing that the SALT Tokens were sold in an arms-length transaction to an unaffiliated third-party, on the date and at the price specified in Section 4(B). This documentation includes, but is not limited to, transaction IDs. Company may request additional documentation to establish the relevant transactions, including, for non-exchange transactions, information regarding the person or entity to whom the SALT Tokens were sold.

Section 6: Tendering Held Tokens to the Company

If the Claimant still holds the SALT Token(s) on account of which he/she is submitting a SALT Token Claim Form, the Claimant must tender the SALT Token(s) to the Company prior to receiving a payment and interest for those SALT Tokens. Once Claimant has submitted the required forms and received approval from the Claims Agent, the Company and/or Claims Agent will provide the Claimant further direction on transferring his/her SALT Tokens back to the Company to be eligible for payment for those SALT Token(s).

[Remainder of Page Intentionally Left Blank]

Section 7: Claim Payment Information

Please use the chart below to select the method by which you would like to receive payment on account of any claim determined to be valid and allowed by the Company (i.e., either by wire or check). In addition, please provide the appropriate wiring or check information.

Select one (and only one) of the methods for payment below:

☐ Payment by wire                   OR                  ☐ Payment by check

For Receipt of Funds by Wire. If you elected payment by wire, please provide the information below:

Account Name:	[TO BE COMPLETED BY CLAIMANT]
Bank Account No.:	[TO BE COMPLETED BY CLAIMANT]
ABA/Routing No.:	[TO BE COMPLETED BY CLAIMANT]
SWIFT (for international wires):	[TO BE COMPLETED BY CLAIMANT]
Bank Name:	[TO BE COMPLETED BY CLAIMANT]
Bank Address:	[TO BE COMPLETED BY CLAIMANT]
Reference:	[TO BE COMPLETED BY CLAIMANT]

For Receipt of Funds by Check. If you elected payment by check, please provide the information below:

Name of Payee: (Limit to 64 characters)	[TO BE COMPLETED BY CLAIMANT]
Street Address: (Limit to 32 characters)	[TO BE COMPLETED BY CLAIMANT]
Street Address (cont’d): (Limit to 32 characters)	[TO BE COMPLETED BY CLAIMANT]
Street Address (cont’d): (Limit to 32 characters)	[TO BE COMPLETED BY CLAIMANT]
City:	[TO BE COMPLETED BY CLAIMANT]
State / Province:	[TO BE COMPLETED BY CLAIMANT]
Postal Code / Zip Code:	[TO BE COMPLETED BY CLAIMANT]
Country:	[TO BE COMPLETED BY CLAIMANT]

Section 8: Certification

By signing and submitting this SALT Token Claim Form, the Claimant certifies and/or acknowledges:

1.	that Claimant has read and understands the contents of this SALT Token Claim Form;

2.	that Claimant purchased the SALT Token(s) directly from the Company;

3.	that Claimant currently owns the SALT Tokens identified in the SALT Token Claim Form, or sold the SALT Tokens identified in the SALT Token Claim Form at a loss;

4.	that if Claimant currently owns SALT Tokens, that Claimant did not move the SALT Tokens through any digital exchange;

5.

that Claimant has not submitted any other claim in the claims process covering the same purchases/acquisitions/sales of SALT Tokens, and knows of no other person having done so on the Claimant’s behalf;

6.	that Claimant does not reside in and is not ordinarily resident in Cuba, Iran, the Crimea Region of Ukraine, North Korea, or Syria;

7.

that, upon the receipt of the amount paid (or the amount lost), Claimant acknowledges the receipt of that amount and releases all claims or causes of action Claimant has against the Company for the amount paid (or the amount lost) in the purchase or sale of the SALT Tokens for which it received funds from the Company through the claims process; and

8.

that, by submitting this SALT Token Claim Form and/or any documentation in connection therewith, the Claimant is providing his/her/its consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

I certify that all of the information provided by me on this SALT Token Claim Form is true, correct, and complete, and that the documents submitted herewith are true and correct copies of what they purport to be.

Signature of Claimant:	[TO BE COMPLETED BY CLAIMANT]

Print Name of Above Signatory:	[TO BE COMPLETED BY CLAIMANT]

Title of Above Signatory:	[TO BE COMPLETED BY CLAIMANT]

E-Mail Address of Above Signatory:	[TO BE COMPLETED BY CLAIMANT]

Date:	[TO BE COMPLETED BY CLAIMANT]

Section 9: Submission of Claim Form

Submission via Online Portal.

As mentioned in Section 1 of this Claim Form, you are encouraged to submit a completed SALT Token Claim Form and all required supporting documentation through the E-Claim Form Portal at https://cases.primeclerk.com/SALTOffer. Click on the “Submit Claim Form” section of the website and follow the instructions to submit your SALT Token Claim Form.

The E-Claim Form Portal is the sole manner in which SALT Token Claim Forms will be accepted via electronic or online transmission. SALT Token Claim Forms submitted by facsimile, email or other means of electronic transmission (without the express permission of the Claims Agent) will not be counted.

Holders who submit a SALT Token Claim Form using the E-Claim Form Portal should NOT also submit a hard copy of the SALT Token Claim Form.

If you are unable to submit a SALT Token Claim Form via hard copy or through the E-Claim Form Portal or to obtain a Unique SALT Token E-Claim Form ID Number, please contact SALTOffer@primeclerk.com for further assistance

Submission via Mail, Overnight Courier, or Hand-Delivery

Alternatively, the completed SALT Token Claim Form and all required supporting documentation may be submitted by regular mail, overnight courier, or hand delivery, in each case so as to be received by the Claims Agent on or before the Expiration Date of [DATE], to the below address:

SALT Token Claim Form Processing

c/o Prime Clerk

One Grand Central Place

60 East 42nd Street

Suite 1440

New York, NY 10165

If you would like to coordinate hand delivery of your SALT Token Claim Form, please send an email to SALTOffer@primeclerk.com and provide the anticipated date and time of your delivery.

Upon submission of your SALT Token Claim Form, Prime Clerk will assign you a “Claim Form ID #”. Please include such Claim Form ID # in the subject line of any e-mail you send to Prime Clerk with supporting documentation, a question, or otherwise.

If you have any questions regarding this SALT Token Claim Form or the process for submitting your claim, please contact Prime Clerk at SALTOffer@primeclerk.com or [PHONE NUMBER].